Exhibit 4.1

THIS CERTIFICATE IS TRANSFERABLE IN CHICAGO, IL AND NEW YORK, NY

Certificate Evidencing Common Units Representing Limited Partner Interests

STAR GAS PARTNERS, L.P.

representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Agreement of United Partnership of STAR GAS PARTNERS, L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”). Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 2187 Atlantic Street, Stamford, Ct. 06902 Capitalized terms used herein but not defined shall have the meaning given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:

Countersigned and Registered		STAR GAS CORPORATION, as General Partner
LASALLE BANK NATIONAL ASSOCIATION Transfer Agent and Registrar
By:	By:		By:
Authorized Signature		Secretary		President